AGREEMENT AND DECLARATION OF TRUST
OF
OLD MUTUAL FUNDS III
      This Agreement and Declaration of
Trust of Old Mutual Funds III, dated as of
February 20, 2008, is among John R.
Bartholdson, Jettie M. Edwards, Robert M.
Hamje, Jarrett B. Kling, Albert A. Miller, L.
Kent Moore, Julian F. Sluyters, Thomas M.
Turpin and Leigh A. Wilson, as the Trustees,
and each Person who becomes a Shareholder in
accordance with the terms hereinafter set forth.
      Now, therefore, the Trustees do hereby
declare that all money and property contributed
to the Trust hereunder shall be held and
managed in trust under this Agreement for the
benefit of the Shareholders as herein set forth
below.
ARTICLE I
NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF
TRUST
      Section 1.1	Name. The name of the
statutory trust established under this Agreement
is Old Mutual Funds III.
      Section 1.2	Definitions. Whenever
used herein, unless otherwise required by the
context or specifically provided:
(a)	"Affiliated Person" has the
meaning specified in Section
2(a)(3) of the 1940 Act, as
modified by or interpreted by
any applicable order or orders
of the Commission or any rules
or regulations adopted or
interpretive releases of the
Commission or its staff
thereunder;
(b)	"Agreement" means this
Agreement and Declaration of
Trust, as it may be amended
from time to time;
(c)	"allocable" and "allocated"
have the meanings specified in
Section 2.5(d);
(d)	"By-Laws" means the by-laws
referred to in Section 4.1(e), as
from time to time amended;
(e)	"Class" means a portion of
Shares of a Portfolio of the
Trust established in accordance
with the provisions of Section
2.3(b);
(f)	"Class Expenses" means
expenses incurred by a
particular Class in connection
with a shareholder services
arrangement or a distribution
plan that is specific to such
Class or any other differing
share of expenses or differing
fees, in each case pursuant to a
plan adopted by the Trust
pursuant to Rule 18f-3 under
the 1940 Act, as such plan or
Rule may be amended from
time to time;
(g)	"Commission" means the U.S.
Securities and Exchange
Commission;
(h)	"Company" has the meaning specified in Section
2(a)(8) of the 1940 Act, as modified by or
interpreted by any applicable order or orders of the
Commission or any rules or regulations adopted or
interpretive releases of the Commission or its staff
thereunder;
(i)	"Covered Person" means a Person who is or was a
Trustee, officer, employee or agent of the Trust, or
is or was serving at the request of the Trustees as a
director, trustee, partner, officer, employee or agent
of a corporation, trust, partnership, joint venture or
other enterprise;
(j)	The "Delaware Act" refers to the Delaware
Statutory Trust Act, 12 Del. C.  3801 et seq., as
such Act may be amended from time to time;
(k)	"fund complex" has the meaning specified in
Regulation 14A under the Securities Exchange Act
of 1934, as amended from time to time;
(l)	"Governing Instrument" means collectively this
Agreement, the By-Laws, all amendments to this
Agreement and the By-Laws and every resolution
of the Trustees or any committee of the Trustees
that by its terms is incorporated by reference into
this Agreement or stated to constitute part of the
Trust's Governing Instrument or that is incorporated
herein by Section 2.3 of this Agreement;
(m)	"Majority Shareholder Vote" means "the vote of a
majority of the outstanding voting securities" (as
defined in the 1940 Act) of the Trust, Portfolio, or
Class, as applicable;
(n)	"Majority Trustee Vote" means the vote of a
majority of the Trustees;
(o)	The "1940 Act" means the Investment Company
Act of 1940, as amended from time to time;
(p)	"Outstanding Shares" means Shares shown on the
books of the Trust or its transfer agent as then
issued and outstanding, and includes Shares of one
Portfolio that the Trust has purchased on behalf of
another Portfolio, but excludes Shares of a Portfolio
that the Trust has redeemed or repurchased;
(q)	"Person" has the meaning specified in Section
2(a)(28) of the 1940 Act, as modified by or
interpreted by any applicable order or orders of the
Commission or any rules or regulations adopted or
interpretive releases of the Commission or its staff
thereunder;
(r)	"Portfolio" means a series of Shares of the Trust
within the meaning of Section 3806(b) of the
Delaware Act, established in accordance with the
provisions of Section 2.3(a);
(s)	"Principal Underwriter" has the meaning specified
in Section 2(a)(29) of the 1940 Act, as modified by
or interpreted by any applicable order or orders of
the Commission or any rules or regulations adopted
or interpretive releases of the Commission or its
staff thereunder;
(t)	"Proportionate Interest" has the meaning specified
in Section 2.5(d);
(u)	"Purchasing Portfolio" has the meaning specified in
Section 2.9;
(v)	"Schedule A" has the meaning specified in Section
2.3(a);
(w)	"Selling Portfolio" has the meaning specified in
Section 2.9;
(x)	"Shareholder" means a record owner of Outstanding
Shares of the Trust;
(y)	"Shares" (each, a "Share") means, as to a Portfolio
or any Class thereof, the equal proportionate
transferable units of beneficial interest into which
the beneficial interest of such Portfolio or such
Class thereof shall be divided and may include
fractions of Shares in 1/1000 of a Share or integral
multiples thereof as well as whole Shares;
(z)	The "Trust" means Old Mutual Funds III, a
Delaware statutory trust established under this
Agreement.  Reference to the Trust, when
applicable to one or more Portfolios, refers to each
such Portfolio;
(aa)	The "Trustees" means the Persons who have signed
this Agreement as trustees so long as they continue
to serve as trustees of the Trust in accordance with
the terms hereof, and all other Persons who may
from time to time be duly appointed as Trustee in
accordance with the provisions of Section 3.4, or
elected as Trustee by the Shareholders, and
reference herein to a Trustee or to the Trustees
refers to such Persons in their capacity as Trustees
hereunder; and
(bb)	"Trust Property" means any and all property, real or
personal, tangible or intangible, which is owned or
held by or for the account of the Trust or any
Portfolio, or by the Trustees on behalf of the Trust
or any Portfolio.
      Section 1.3	Purpose. The purpose of the Trust is to
conduct, operate and carry on the business of an open-end
management investment company registered under the 1940 Act
through one or more Portfolios investing primarily in securities, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.
      Section 1.4	Certificate of Trust. A Certificate of Trust
with respect to the Trust has been filed with the Office of the Secretary of State of the State of Delaware pursuant to the
Delaware Act. From time to time, the Trustees shall cause such Certificate of Trust to be amended to reflect changes in the composition of the Board of Trustees.
ARTICLE II
BENEFICIAL INTEREST
      Section 2.1	Shares of Beneficial Interest. The beneficial
interest in the Trust shall be divided into an unlimited number of Shares, with par value of $0.001 per Share. The Trustees may, from time to time, (a) authorize the division of the Shares into one or more series, each of which constitutes a Portfolio, and (b) may further authorize the division of the Shares of any Portfolio into one or more separate and distinct Classes. All Shares issued hereunder, including Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.
      Section 2.2	Issuance of Shares. The Trustees in their
discretion may, from time to time, without vote of the
Shareholders, issue Shares, in addition to the then Outstanding
Shares, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other
assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1000th of a Share or integral multiples thereof.
      Section 2.3	Establishment of Portfolios and Classes.
(a)	The Trust shall consist of one or more separate and
distinct Portfolios, each with an unlimited number
of Shares unless otherwise specified. The Trustees
shall from time to time establish and designate such
Portfolios as shall be listed on Schedule A attached
hereto and made a part hereof ("Schedule A'').
Each Portfolio shall be established by the adoption
of one or more resolutions by the Trustees. Each
such resolution is hereby incorporated herein by this
reference and made a part of the Trust's Governing
Instrument whether or not expressly stated in such
resolution, and shall be effective upon the
occurrence of both (i) the date stated therein (or, if
no such date is stated, upon the date of such
adoption) and (ii) the execution of an amendment
either to this Agreement or to Schedule A hereto
establishing and designating such initial or
additional Portfolio or Portfolios. The Shares of
each Portfolio shall have the relative rights and
preferences provided for herein and such rights and
preferences as may be designated by the Trustees in
any amendment or modification to the Trust's
Governing Instrument. The Trust shall maintain
separate and distinct records of each Portfolio and
shall hold and account for the assets belonging
thereto separately from the other Trust Property and
the assets belonging to any other Portfolio. Each
Share of a Portfolio shall represent an equal
beneficial interest in the net assets belonging to that
Portfolio, except to the extent of Class Expenses
and other expenses separately allocated to Classes
thereof (if any Classes have been established) as
permitted herein.
(b)	The Trustees may establish one or more Classes of
Shares of any Portfolio, each with an unlimited
number of Shares unless otherwise specified. Each
Class so established and designated shall represent a
Proportionate Interest in the net assets belonging to
that Portfolio and shall have identical voting,
dividend, liquidation, and other rights and be
subject to the same terms and conditions, except
that (i) Class Expenses allocated to a Class for
which such expenses were incurred shall be borne
solely by that Class, (ii) other expenses, costs,
charges; and reserves allocated to a Class in
accordance with Section 2.5(e) may be borne solely
by that Class, (iii) dividends declared and payable
or other distributions made to a Class pursuant to
Section 7.1 shall reflect the items separately
allocated thereto pursuant to the preceding clauses,
(iv) each Class may have separate rights to convert
to another Class, exchange rights, and similar rights,
each as determined by the Trustees, and (v) each
Class may have exclusive voting rights with respect
to matters affecting only that Class. The Trustees
hereby establish for each Portfolio listed on
Schedule A the Classes listed thereon. Each
additional Class for any or all Portfolios shall be
established by the adoption of one or more
resolutions by the Trustees, each of which is hereby
incorporated herein by this reference and made part
of the Governing Instrument, whether or not
expressly stated in such resolution, and shall be
effective upon the occurrence of both (x) the date
stated therein (or, if no such date is stated, upon the
date of such adoption) and (y) the execution of an
amendment to this Agreement establishing and
designating such additional Class or Classes.
      Section 2.4	Actions Affecting Portfolios and Classes.
Subject to the right of Shareholders, if any, to vote pursuant to
Section 6.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix or change such preferences, voting powers, rights, and privileges of any Portfolio, or any Class or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of any Portfolio, or any Class or Classes thereof, into a greater or lesser number; to classify or reclassify or convert any issued Shares of any Portfolio, or any Class or Classes thereof, into one or more Portfolios or
Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A
Portfolio and any Class thereof may issue any number of Shares but need not issue any Shares. At any time that there are no
Outstanding Shares of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.
      Section 2.5	Relative Rights and Preferences. Unless the
establishing resolution or any other resolution adopted pursuant to
Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:
(a)	Except as set forth in paragraph (e) of this Section
2.5, each Share of a Portfolio, regardless of Class,
shall represent an equal pro rata interest in the
assets belonging to such Portfolio and shall have
identical voting, dividend, liquidation and other
rights, preferences, powers, restrictions, limitations,
qualifications and designations and terms and
conditions with each other Share of such Portfolio.
(b)	Shareholders shall have no preemptive or other
right to subscribe to any additional Shares or other
securities issued by the Trust or the Trustees,
whether of the same or other Portfolio or Class.
(c)	All consideration received by the Trust for the issue
or sale of Shares of a particular Portfolio, together
with all assets in which such consideration is
invested or reinvested, all income, earnings, profits,
and proceeds thereof, including any proceeds
derived from the sale, exchange, or liquidation of
such assets, and any funds or payments derived
from any reinvestment of such proceeds in whatever
form the same may be, shall be held and accounted
for separately from the other assets of the Trust and
of every other Portfolio and may be referred to
herein as "assets belonging to" that Portfolio. The
assets belonging to a particular Portfolio shall
belong to that Portfolio for all purposes, and to no
other Portfolio, subject only to the rights of
creditors of that Portfolio. In addition, any assets,
income, earnings, profits or funds, or payments and
proceeds with respect thereto, which are not readily
identifiable as belonging to any particular Portfolio
shall be allocated by the Trustees between and
among one or more of the Portfolios in such manner
as the Trustees, in their sole discretion, deem fair
and equitable. Each such allocation shall be
conclusive and binding upon the Shareholders of all
Portfolios thereof for all purposes, and such assets,
income, earnings, profits, or funds, or payments and
proceeds with respect thereto shall be assets
belonging to that Portfolio.
(d)	Each Class of a Portfolio shall have a proportionate
undivided interest (as determined by or at the
direction of, or pursuant to authority granted by, the
Trustees, consistent with industry practice)
("Proportionate Interest") in the net assets
belonging to that Portfolio. References herein to
assets, expenses, charges, costs, and reserves
"allocable" or "allocated" to a particular Class of a
Portfolio shall mean the aggregate amount of such
item(s) of the Portfolio multiplied by the Class's
Proportionate Interest.
(e)	A particular Portfolio shall be charged with the
liabilities of that Portfolio, and all expenses, costs,
charges and reserves attributable to any particular
Portfolio shall be borne by such Portfolio; provided
that the Trustees may, in their sole discretion,
allocate or authorize the allocation of particular
expenses, costs, charges, and/or reserves of a
Portfolio to fewer than all the Classes thereof. Class
Expenses shall, in all cases, be allocated to the
Class for which such Class Expenses were incurred.
Any general liabilities, expenses, costs, charges or
reserves of the Trust (or any Portfolio) that are not
readily identifiable as chargeable to or bearable by
any particular Portfolio (or any particular Class)
shall be allocated and charged by the Trustees
between or among any one or more of the Portfolios
(or Classes) in such manner as the Trustees in their
sole discretion deem fair and equitable. Each such
allocation shall be conclusive and binding upon the
Shareholders of all Portfolios (or Classes) for all
purposes. Without limitation of the foregoing
provisions of this Section 2.5(e), (i) the debts,
liabilities, obligations and expenses incurred,
contracted for or otherwise existing with respect to
a particular Portfolio shall be enforceable against
the assets of such Portfolio only, and not against the
assets of the Trust generally or assets belonging to
any other Portfolio, and (ii) none of the debts,
liabilities, obligations and expenses incurred,
contracted for or otherwise existing with respect to
the Trust generally that have not been allocated to a
specified Portfolio, or with respect to any other
Portfolio, shall be enforceable against the assets of
such specified Portfolio. Notice of this contractual
limitation on inter-Portfolio liabilities shall be set
forth in the Trust's Certificate of Trust described in
Section 1.4, and upon the giving of such notice in
the Certificate of Trust, the statutory provisions of
Section 3804 of the Delaware Act relating to
limitations on inter-Portfolio liabilities (and the
statutory effect under Section 3804 of setting forth
such notice in the Certificate of Trust) shall become
applicable to the Trust and each Portfolio.
(f)	Except as provided for in Section 2.9, shares
redeemed or repurchased by a Portfolio or the Trust
shall be deemed to be canceled.
(g)	The Trust may issue Shares in fractional
denominations of 1/1000th of a Share or integral
multiples thereof to the same extent as its whole
Shares, and Shares in fractional denominations shall
be Shares having proportionately to the respective
fractions represented thereby all the rights of whole
Shares of the same Portfolio (or Class), including
the right to vote, the right to receive dividends and
other distributions and the right to participate upon
termination of the Trust or any Portfolio, but
excluding the right to receive a certificate
representing fractional Shares.
            All references to Shares in this Agreement shall be
deemed to be shares of any or all Portfolios, or any Class or
Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.
      Section 2.6	Investment in the Trust. Investments may be
accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be recorded in the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the Shareholder shall select.
      Section 2.7	Personal Liability of Shareholders. As
provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or
assessment whatsoever, other than such as the Shareholder may at any time personally agree to pay by way of subscription for any
Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General
Corporation Law to stockholders of private corporations for profit. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Portfolios and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or
Trustee of the Trust or otherwise limit any benefits set forth in the Delaware Act that may be applicable to such Persons).
      Section 2.8	Assent to Agreement. Every Shareholder, by
virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under the Governing Instrument.
      Section 2.9	Purchases of Shares Among Portfolios. The
Trust may purchase, on behalf of any Portfolio (the "Purchasing Portfolio"), Shares of another Portfolio (the "Selling Portfolio") or any Class thereof. Shares of the Selling Portfolio so purchased on behalf of the Purchasing Portfolio shall be Outstanding Shares, and shall have all preferences, voting powers, rights and privileges established for such Shares.
ARTICLE III
THE TRUSTEES
      Section 3.1	Management of the Trust. The business and
affairs of the Trust shall be managed by or under the direction of its Trustees, collectively referred to as the "Board of Trustees."
The Trustees shall have exclusive and absolute control over the
Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its
operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any
and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all
foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this
Agreement, the presumption shall be in favor of a grant of power to the Trustees.
            The enumeration of any specific power in this
Agreement shall not be construed as limiting the aforesaid power.
The powers of the Trustees may be exercised without order of or resort to any court or other authority.
      Section 3.2	Trustees. The number of Trustees shall be
such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two nor more than 15.
      Section 3.3	Terms of Office of Trustees. The Trustees
shall hold office during the lifetime of this Trust, and until its termination as herein provided; except that (a) any Trustee may resign his or her trusteeship or may retire by written instrument signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who has become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; (d) any Trustee who has died shall be terminated upon the date of death; (e) a Trustee may be removed at any meeting of the Shareholders by a vote of the Shareholders owning at least two-thirds of the Outstanding
Shares; and (f) a Trustee shall retire in accordance with any applicable retirement policies of the Trust, if any, as may be set forth in the By-Laws.
      Section 3.4	Vacancies and Appointment of Trustees. In
case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur.
Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two Trustees. Such appointment shall be evidenced by a
written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be
recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.
            An appointment of a Trustee may be made by the
Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee
appointed pursuant to this Section 3.4 or elected by the
Shareholders shall have accepted the Trust and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing
Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.
      Section 3.5	Effect of Ending a Trustee's Service. The
declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement.
      Section 3.6	Ownership of Assets of the Trust. The assets
of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity, other than as Trustee hereunder, by the Trustees or any successor
Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No
Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Portfolio, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in assets belonging to the Portfolio (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.
      Section 3.7	Outside Businesses; Transactions with
Affiliates. Any Trustee, or Affiliated Person of such Trustee or of the Trust, may engage in or possess an interest in other business ventures or investments of any nature or description, whether presently existing or hereafter created, independently or with others, including ones in competition with the Trust, with no obligation to offer to the Trust the right to participate therein, and the Trust shall have no rights by virtue of this Agreement in and to such business or investment or the income or profits derived from any of them, and the pursuit of any such business or investment shall not be deemed wrongful or improper. The Trust may transact business with any Trustee or any Affiliated Person of such Trustee unless prohibited by applicable provisions of the 1940 Act.
ARTICLE IV
POWERS OF THE TRUSTEES
      Section 4.1	Powers. The Trustees in all instances shall
act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this
Agreement or the By-Laws of the Trust, the Trustees shall have power and authority:
(a)	To invest and reinvest cash and other property, and
to hold cash or other property of the Trust
uninvested, without in any event being bound or
limited by any present or future law or custom in
regard to investments by Trustees, and to sell,
exchange, lend, pledge, mortgage, hypothecate,
write options on and lease any or all of the assets of
the Trust;
(b)	To operate as and to carry on the business of an
investment company, and to exercise all the powers
necessary and appropriate to the conduct of such
operations;
(c)	To borrow money and in this connection issue notes
or other evidence of indebtedness; to secure
borrowings by mortgaging, pledging or otherwise
subjecting as security the Trust Property; to
endorse, guarantee, or undertake the performance of
an obligation or engagement of any other Person
and to lend Trust Property;
(d)	To provide for the distribution of Shares either
though a Principal Underwriter in the manner
hereafter provided for or by the Trust itself, or both,
or otherwise pursuant to a plan of distribution of
any kind;
(e)	To adopt By-Laws not inconsistent with this
Agreement providing for the conduct of the
business of the Trust and to amend and repeal them
to the extent that they do not reserve such right to
the Shareholders; such By-Laws shall be deemed
incorporated and included in this Agreement;
(f)	To elect and remove such officers and appoint and
terminate such agents as they consider appropriate;
(g)	To employ one or more banks, trust companies or
companies that are members of a national securities
exchange or such other domestic or foreign entities
as custodians of any assets of the Trust subject to
any conditions set forth in this Agreement or in the
By-Laws;
(h)	To retain one or more transfer agents and
shareholder servicing agents;
(i)	To set record dates in the manner provided herein or
in the By-Laws;
(j)	To delegate such authority as they consider
desirable to any officers of the Trust and to any
investment adviser, manager, administrator,
custodian, underwriter- or other agent or
independent contractor;
(k)	To sell or exchange any or all of the assets of the
Trust, subject to the right of Shareholders, if any, to
vote on such transaction pursuant to Section 6.1;
(l)	To vote or give assent, or exercise any rights of
ownership, with respect to stock or other securities
or property; and to execute and deliver proxies and
powers of attorney to such Person or Persons as the
Trustees shall deem proper, granting to such Person
or Persons such power and discretion with relation
to securities or property as the Trustee shall deem
proper;
(m)	To exercise powers and rights of subscription or
otherwise which in any manner arise out of
ownership of securities;
(n)	To hold any security or property in a form not
indicating any trust, whether in bearer, book entry,
unregistered or other negotiable form; or either in
the name of the Trust or of a Portfolio or a
custodian or a nominee or nominees, subject in
either case to proper safeguards according to the
usual practice of statutory trusts organized under the
Delaware Act and investment companies registered
under the 1940 Act;
(o)	To establish separate and distinct Portfolios with
separately defined investment objectives and
policies and distinct investment purposes in
accordance with the provisions of Article II hereof
and to establish Classes of such Portfolios having
relative rights, powers and duties as they may
provide consistent with this Agreement and
applicable law;
(p)	Subject to the provisions of Section 3804 of the
Delaware Act, to allocate assets, liabilities and
expenses of the Trust to a particular Portfolio or to
apportion the same between or among two or more
Portfolios, provided that any liabilities or expenses
incurred by a particular Portfolio shall be payable
solely out of the assets belonging to that Portfolio as
provided for in Article II hereof;
(q)	To consent to or participate in any plan for the
reorganization, consolidation or merger of any
corporation or concern, any security of which is
held in the Trust; to consent to any contract, lease,
mortgage, purchase, or sale of property by such
corporation or concern, and to pay calls or
subscriptions with respect to any security held in the
Trust;
(r)	To compromise, arbitrate, or otherwise adjust
claims in favor of or against the Trust or any matter
in controversy including claims for taxes;
(s)	To declare and pay dividends and make
distributions of income and of capital gains and
capital to Shareholders in the manner hereinafter
provided;
(t)	To establish, from time to time, a minimum
investment for Shareholders in the Trust or in one
or more Portfolios or Classes, and to require the
redemption of the Shares of any Shareholder whose
investment is less than such minimum upon giving
notice to such Shareholder;
(u)	To redeem or repurchase Shares as provided for in
this Agreement upon such terms and conditions as
the Trustee shall establish;
(v)	To establish one or more committees, to delegate
any of the powers of the Trustees to said
committees and to adopt a committee charter
providing for such responsibilities, membership
(including Trustees, officers or other agents of the
Trust therein) and any other characteristics of said
committees as the Trustees may deem proper, each
of which committees may consist of less than the
whole number of Trustees then in office, and may
be empowered to act for and bind the Trustees and
the Trust, as if the acts of such committee were the
acts of all the Trustees then in office;
(w)	To interpret the investment policies, practices or
limitations of any Portfolios;
(x)	To establish a registered office and have a
registered agent in the State of Delaware; and
(y)	In general, to carry on any other business in
connection with or incidental to any of the
foregoing powers, to do everything necessary,
suitable or proper for the accomplishment of any
purpose or the attainment of any object or the
furtherance of any power hereinbefore set forth,
either alone or in association with others, and to do
every other act or thing incidental or appurtenant to
or growing out of or connected with the aforesaid
business or purposes, objects or powers.
            The foregoing clauses shall be construed both as
objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.
            The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.
            No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the
Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.
      Section 4.2	Issuance, Redemption and Repurchase of
Shares. The Trustees shall have the power to issue, sell,
repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII hereof, to apply to any such repurchase, redemption, retirement, cancellation or
acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio or any assets allocable to the particular Class, with respect to which such Shares are issued.
      Section 4.3	Action by the Trustees. The Board of
Trustees or any committee thereof shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum required by the By-Laws is present.
Any action that may be taken by the Board of Trustees or any committee thereof by majority vote at a meeting duly called and at which a quorum required by the By-Laws is present, may also be taken by consent in writing or by electronic transmission of at least 75% of the Trustees or members of the committee, as the case may be, without a meeting, provided that the writing or writings and electronic transmission or transmissions, as the case may be, are filed with the minutes of proceedings of the Board or committee. Consents or waivers in writing or by electronic transmission of the Trustees may be executed or effected in one or more counterparts.
Any consent or waiver in writing or by electronic transmission may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of this Agreement and the 1940 Act, the Trustees by Majority Trustee
Vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. For purposes hereof, the term "electronic transmission" means any form of communication, not directly involving the physical
transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, or as otherwise provided under the Delaware
Act.
      Section 4.4	Principal Transactions. The Trustees may,
on behalf of the Trust, buy any securities from or sell any
securities to, or lend any assets of the Trust to any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, administrator or transfer agent for the Trust or with any Affiliated Person of such Person;
and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor: administrator, transfer agent; dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.
      Section 4.5	Payment of Expenses by the Trust. The
Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Portfolio. or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more of the Portfolios (or Classes), as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, Principal Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.
      Section 4.6	Trustee Compensation. The Trustees, as
such, shall be entitled to reasonable compensation from the Trust.
They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for
advisory, management, administrative, legal, accounting,
investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.
      Section 4.7	Independent or Disinterested Trustee. A
Trustee who is not an "interested person" (as that term is defined under the 1940 Act or any rules or interpretation thereunder) of the Trust shall be deemed to be independent or disinterested under the Delaware Act and other applicable Delaware law when making any determinations or taking any action as a Trustee. Service by a person as a trustee or a director of one or more trusts, corporations or other entities of a fund complex shall not be considered in determining whether a trustee is independent or disinterested under the Delaware Act and any other applicable Delaware law.
ARTICLE V
INVESTMENT ADVISER, PRINCIPAL UNDERWRITER
AND
TRANSFER AGENT
      Section 5.1	Investment Adviser. The Trustees may in
their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the
Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.
            The Trustees may authorize the investment adviser
to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the
Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.
      Section 5.2	Other Service Contracts. The Trustees may
authorize the engagement of a Principal Underwriter, transfer agent, administrator, custodian, and similar service providers.
      Section 5.3	Parties to Contract. Any contract of the
character described in Sections 5.1 and 5.2 may be entered into with any Company, although one or more of the Trustees or
officers of the Trust may be an officer, director, trustee,
shareholder, or member of such other party to the contract.
      Section 5.4	Miscellaneous. The fact that (a) any of the
Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, Principal Underwriter or distributor or agent of or for any
Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or Principal
Underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (b) any Company with which an advisory or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the
Trust from voting upon or executing the same or create any
liability or accountability to the Trust or its Shareholders.
ARTICLE VI
SHAREHOLDERS' VOTING POWERS AND MEETING
      Section 6.1	Voting Powers. The Shareholders shall have
power to vote only to: (a) elect Trustees, provided that a meeting of Shareholders has been called for that purpose; (b) remove
Trustees, provided that a meeting of Shareholders has been called for that purpose; (c) approve the termination of the Trust or any Portfolio or Class, provided that the Trustees have called a meeting of the Shareholders for the purpose of approving any such
termination, unless, as of the date on which the Trustees have determined to so terminate the Trust or such Portfolio or Class, there are fewer than 100 holders of record of the Trust or of such terminating Portfolio or Class; (d) approve the sale of all or substantially all the assets of the Trust or any Portfolio or Class, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of statutory trust; (e)
approve the merger or consolidation of the Trust or any Portfolio or Class with and into another Company or with and into any
Portfolio or Class of the Trust, unless (i) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of statutory trust, or (ii) after giving effect to such merger or consolidation, based on the number of Outstanding Shares as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or
Portfolio or Class thereof, as the case may be; (f) approve any amendment to this Section 6.1; and (g) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine.
            Until Shares are issued, the Trustees may exercise
all rights of Shareholders and may take any action required or permitted by law, this Agreement or any of the By-Laws of the
Trust to be taken by Shareholders.
            On any matter submitted to a vote of the
Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such affected Portfolios
(or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. All Shares shall be voted in the aggregate and not by Class; provided, however, that to the extent Portfolio or Class voting is required by the 1940 Act, or otherwise directed by the Trustees, as to any such matter, Shares shall be voted by individual Portfolio or Class. No holder of Shares of any Portfolio or Class shall be entitled to vote on any acquisition of assets of another Company with and into the Trust if the consideration for such acquisition consists solely of the Shares of another Portfolio or Class of the Trust. The vote necessary to approve any such matter shall be set forth in the By-Laws.
      Section 6.2	Additional Voting Powers and Voting
Requirements For Certain Actions. Notwithstanding any other provision of this Agreement, the Shareholders shall have power to vote to approve any amendment to Article VIII of this Agreement that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Shareholders or former Shareholders, and any repeal or amendment of this sentence, and any such action shall require the affirmative vote or consent of Shareholders owning at least 66 2/3% of the Outstanding Shares entitled to vote thereon; provided, however, that any such amendment or repeal shall be prospective in nature only and neither any amendment to or repeal of certain provisions of Article
VIII nor the adoption of any provision of this Agreement inconsistent with Article VIII shall eliminate or reduce the effect of
Article VIII in respect of any matter occurring, or any cause of action, suit or claim that would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. In addition, the removal of one or more Trustees by the Shareholders shall require the affirmative vote or consent of Shareholders owning at least 66 2/3% of the Outstanding Shares entitled to vote thereon.
            The voting requirements set forth in this Section 6.2 shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including any separate vote by Portfolio (or Class) that may be required by the 1940 Act or by other applicable law) or by this Agreement.
ARTICLE VII
DISTRIBUTIONS AND REDEMPTIONS

      Section 7.1	Distributions. The Trustees may from time
to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.
      Section 7.2	Redemptions. Any holder of record of
Shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem such holder's Shares, or any portion thereof, subject to such terms and conditions as are set forth in the registration statement of the Trust in effect from time to time. The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Portfolio or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Person in transferring securities selected for delivery as all or part of any payment in kind.
      Section 7.3	Redemption of Shares by Trustee. The
Trustees may, at their option, call for the redemption of the Shares of any Person or may refuse to transfer or issue Shares to any
Person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the
Trust is formed. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the
Trust or any Portfolio.
      Section 7.4	Redemption of De Minimis Accounts. If, at
any time when a request for transfer or redemption of Shares of any Portfolio is received by the Trust or its agent, the value of the Shares of such Portfolio in a Shareholder's account is less than $1,000.00, or such greater amount as the Trustees in their discretion shall have determined in accordance with Section 4.1(t), after giving effect to such transfer or redemption and upon giving
30 days' notice to the Shareholder, the Trust may cause the
remaining Shares of such Portfolio in such Shareholder's account to be redeemed, subject to such terms and conditions as are set forth in the registration statement of the Trust in effect from time to time.
ARTICLE VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION
      Section 8.1	Limitation of Liability. A Trustee or officer,
when acting in such capacity, shall not be personally liable to any Person for any act, omission or obligation of the Trust or any
Trustee or officer; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Trust.
      Section 8.2	Indemnification of Covered Persons. Every
Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the By-Laws and other
applicable law.
      Section 8.3	Indemnification of Shareholders. In case any
Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of such Person being or having been a Shareholder of the Trust or any Portfolio or Class and not because of such Person's acts or omissions or for some other reason, the Shareholder or former Shareholder (or such Person's heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other Company, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or allocable to the applicable Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the By-Laws and applicable law. The Trust, on behalf of the affected Portfolio (or Class), shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of that Portfolio (or Class).
ARTICLE IX
MISCELLANEOUS
      Section 9.1	Trust Not a Partnership: Taxation. It is
hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All
Persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Portfolio or, until the Trustees shall have established any separate Portfolio, of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust's officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.
            It is intended that the Trust, or each Portfolio if
there is more than one Portfolio, be classified for income tax purposes as an association taxable as a corporation, and the
Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine) electing such classifications on Internal
Revenue Form 8832. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.
      Section 9.2	Trustee's Good Faith Action, Expert
Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested Subject to the provisions of Article VIII and to
Section 9.1, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of
counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII and
Section 9.1, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.
The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.
      Section 9.3	Termination of Trust or Portfolio or Class.
(a)	Unless terminated as provided herein, the Trust
shall continue without limitation of time. The Trust
may be terminated at any time by the Trustees by
written notice to the Shareholders, subject to the
right of Shareholders, if any, to vote pursuant to
Section 6.1. Any Portfolio or Class may be
terminated at any time by the Trustees by written
notice to the Shareholders of that Portfolio or Class,
subject to the right of Shareholders, if any, to vote
pursuant to Section 6.1.
(b)	On termination of the Trust or any Portfolio
pursuant to paragraph (a) above:
(i)	the Trust or that Portfolio thereafter shall
carry on no business except for the purpose
of winding up its affairs,
(ii)	the Trustees shall (A) proceed to wind up
the affairs of the Trust or that Portfolio, and
all powers of the Trustees under this
Agreement with respect thereto shall
continue until such affairs have been wound
up, including the powers to fulfill or
discharge the contracts of the Trust or that
Portfolio, (B) collect its assets or the assets
belonging thereto, (C) sell, convey, assign,
exchange, or otherwise dispose of all or any
part of those assets to one or more Persons
at public or private sale for consideration
that may consist in whole or in part of cash,
securities, or other property of any kind, (D)
discharge or pay its liabilities, and (E) do all
other acts appropriate to liquidate its
business, and
(iii)	after paying or adequately providing for the
payment of all liabilities, and upon receipt of
such releases, indemnities, and refunding
agreements as they deem necessary for their
protection, the Trustees shall distribute the
remaining assets ratably among the
Shareholders of the Trust or that Portfolio.
(c)	On termination of any Class pursuant to paragraph
(a) above,
(i)	the Trust thereafter shall no longer issue
Shares of that Class,
(ii)	the Trustees shall do all other acts
appropriate to terminate the Class, and
(iii)	the Trustees shall distribute ratably among
the Shareholders of that Class, in cash or in
kind, an amount equal to the Proportionate
Interest of that Class in the net assets of the
Portfolio (after taking into account any Class
Expenses or other fees, expenses, or charges
allocable thereto), and in connection with
any such distribution in cash the Trustees
are authorized to sell, convey, assign,
exchange or otherwise dispose of such assets
of the Portfolio of which that Class is a part
as they deem necessary.
(d)	On completion of distribution of the remaining
assets pursuant to paragraph (b)(iii) above (or the
Proportionate Interest of the Class in the net assets
of the Portfolio pursuant to paragraph (c)(iii)
above), the Trust or the affected Portfolio (or Class)
shall terminate and the Trustees and the Trust shall
be discharged from all further liabilities and duties
hereunder with respect thereto and the rights and
interests of all parties therein shall be cancelled and
discharged. On termination of the Trust, following
completion of winding up of its business, the
Trustees shall cause a Certificate of Cancellation of
the Trust's Certificate of Trust to be filed in
accordance with the Delaware Act, which
Certificate may be signed by any one Trustee.
      Section 9.4	Sale of Assets; Merger and Consolidation.
Subject to applicable federal and state law and except as otherwise provided in Section 9.5 below, the Trust or any Portfolio (or Class)
may merge or consolidate with any other Company or may sell, lease, or exchange all or a portion of the Trust property or Trust property allocated or belonging to such Portfolio (or Class), including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees,
without the vote or consent of Shareholders. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.
      Section 9.5	Incorporation; Reorganization. Subject to
applicable federal and state law, the Trustees may without the vote or consent of Shareholders cause to be organized or assist in organizing a corporation under the laws of any jurisdiction or any other Company to take over all or a portion of the Trust property or all or a portion of the Trust property allocated or belonging to such Portfolio (or Class) or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or the Trust property allocated or belonging to such Portfolio (or Class) to any such Company in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such Company, or any Company in
which the Trust or such Portfolio holds or is about to acquire shares or any other interest. Subject to applicable federal and state law, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto or any Portfolio (or
Class) and any such Company. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more Companies and selling, conveying, or transferring the Trust property or a portion of the Trust property to such organization or entities; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this
Section 9.5, the Trust or any Portfolio (or Class) sells, conveys, or transfers all or a portion of its assets to another entity or merges or consolidates with another entity. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.
      Section 9.6	Filing of Copies, References, Headings. The
original or a copy of this Agreement or any amendment hereto or any supplemental agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental agreement.
Descriptive headings of the several sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.  This Agreement may be executed in any number of
counterparts each of which shall be deemed an original.
      Section 9.7	Governing Law. The Trust and this
Agreement, and the rights, obligations and remedies of the
Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust,
(iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.
            The Trust shall be of the type commonly called a
"statutory trust," and without limiting the provisions hereof, the
Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the
Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions;
provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.
      Section 9.8	Amendments. Except as specifically
provided in Section 6.1, the Trustees may, without any Majority Shareholder Vote, amend this Agreement by mailing an amendment to this Agreement or to Schedule A, an agreement
supplemental hereto, or an amended and restated trust instrument.
Any such amendment, having been approved by a Majority Trustee
Vote, shall become effective, unless otherwise provided by such Trustees, upon being executed by a duly authorized officer of the
Trust. A certification signed by a duly authorized officer of the
Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall he conclusive evidence of such amendment when lodged among the records of the Trust.
      Section 9.9	Provisions in Conflict with Law. The
provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.
      Section 9.10	Shareholders' Right to Inspect Shareholder
List. One or more Persons who together and for at least six months have been Shareholders of at least 5% of the Outstanding Shares of any Class may present to any officer or resident agent of the Trust a written request for a list of the Shareholders of such Class.
Within 20 days after such request is made, the Trust shall prepare and have available on file at its principal office a list for each Class subject of the request, verified under oath by one of its officers or its transfer agent or registrar, which sets forth the name and address of each Shareholder and the number of Shares held of the Class. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.
      IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 20th day of February, 2008.

/s/ John R. Bartholdson

/s/ Jettie M. Edwards
John R. Bartholdson


Jettie M. Edwards

/s/ Robert M. Hamje

/s/ Jarrett B. Kling
Robert M. Hamje


Jarrett B. Kling

/s/ Albert A. Miller

/s/ L. Kent Moore
Albert A. Miller


L. Kent Moore

/s/ Julian F. Sluyters

/s/ Thomas M. Turpin
Julian F. Sluyters


Thomas M. Turpin

/s/ Leigh A. Wilson


Leigh A. Wilson







SCHEDULE A
TO THE
AGREEMENT AND DECLARATION OF TRUST OF
OLD MUTUAL FUNDS III
DATED FEBRUAY 20, 2008
PORTFOLIOS AND CLASSES THEREOF

Portfolio

Classes of Each
Portfolio

Date Established





Old Mutual 2011-2020 Conservative Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2011-2020 Moderate Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2011-2020 Aggressive Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2021-2030 Conservative Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2021-2030 Moderate Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2021-2030 Aggressive Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2031-2040 Conservative Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2031-2040 Moderate Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2031-2040 Aggressive Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2041-2050 Conservative Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2041-2050 Moderate Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





Old Mutual 2041-2050 Aggressive Fund

A

March 3, 2008


C

March 3, 2008


Institutional

March 3, 2008





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